M o r r i s,   N i c h o l s,   A r s h t   &   T u n n e l

                            1201 North Market Street
                                 P.O. Box 1347
                        Wilmington, Delaware 19899-1347
                                    -------
                            Telephone (302) 658-9200
                            Telecopy (302) 658-3989
                          Writer's Direct Dial Number:


Richard L. Sutton                                     Rachel A. Dwares
Johannes R. Krahmer                                   Karen Jackobs Louden
O. Francis Biondi                                     Karen L. Pascale
Lewis S. Black, Jr.                                   Donna L. Culver
Paul Welsh                                            Julia Heaney
William O. Lamotte, III                               Jonathan I. Lessner
Douglas E. Whitney                                    Robert J. Dehney
William H. Sudell, Jr.                                Jeffrey R. Wolters
Martin P. Tully                                       Maryellen Noreika
Thomas R. Hunt, Jr.                                   David J. Teklits
A. Gilchrist Sparks, III                              S. Mark Hurd
Richard D. Allen                                      Rodger D. Smith*
David Ley Hamilton                                    Lisa K. W. Crossland
John F. Johnston                                      Mona A. Lee
Walter C. Tuthill                                     Stanford L. Stevenson, III
Donald F. Parsons, Jr.                                J. Andrew Huffman
Jack B. Blumenfeld                                    Derek C. Abbott
Donald Nelson Isken                                   Jessica Zeldin
Donald E. Reid                                        Rodney B. Carroll
Denison H. Hatch, Jr.                                 Bradley James Enna
Thomas C. Grimm                                       David A. Harris
Kenneth J. Nachbar                                    Elizabeth A. Brown**
Andrew M. Johnson                                     Richard H. Cross, Jr.
Mary B. Graham                                        Patricia A. O'Neill
Michael Houghton                                      Gregory W. Werkheiser
Matthew B. Lehr                                       Christopher F. Carlton
Thomas R. Pulsifer                                    Stephanie P. Hochberg***
Jon E. Abramczyk                                      Stephanie L. Nagel
Alan J. Stone                                         Eric Lopez Schnabel
Louis G. Hering
Frederick H. Alexander                                S. Samuel Arsht
R. Judson Scaggs, Jr.                                 Andrew B. Kirkpatrick, Jr.
William M. Lafferty                                   David A. Drexler
                                                      Walter L. Pepperman, II

                                                           Of Counsel
                                    June 22, 1998
                                                          *Admitted in NY only
                                                        **Admitted in MN only
                                                      ***Admitted in NJ only

Pioneer Gold Shares
60 State Street
Boston, Massachusetts   02109

                         Re: PIONEER GOLD SHARES

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Pioneer Gold Shares, a Delaware business trust (the "Trust"), in connection with certain matters relating to the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated January 8, 1998 (the "Governing Instrument").

     In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on January 14, 1998 (the "Certificate"); the Governing Instrument; the By-laws of the Trust; certain resolutions of the Trustees of the Trust; the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on February 18, 1998; and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the


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Pioneer Gold Shares
June 22, 1998
Page 2


genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above- referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument, the By-laws and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under Section 4 or Section 5 of Article IX of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 DEL. C. ss.ss. 3801 ET SEQ. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.


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Pioneer Gold Shares
June 22, 1998
Page 3


     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

     2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

     3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

     We understand that the Trust is currently in the process of registering or qualifying Shares in various states, and we hereby consent to the filing of a copy of this opinion with the securities administrators of such states and with the Securities and Exchange Commission as part of a pre-effective amendment to the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of


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Pioneer Gold Shares
June 22, 1998
Page 4


1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof and may not be relied upon by, or filed with, any other person or entity for any purpose without our prior written consent.

                                    Sincerely,

                                    MORRIS, NICHOLS, ARSHT & TUNNELL



                                    /s/ Morris, Nichols, Arsht & Tunnell





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